                       SECURITIES AND EXCHANGE COMMISSION

                                Washington, D.C.
                                     20549

                                    FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                         Community Capital Corporation
             (Exact name of registrant as specified in its charter)

South Carolina                                               57-0866395
(State of incorporation or organization)             (I.R.S. Employer I.D. No.)

109 Montague Street Street, Greenwood, South Carolina          29646
(Address of principal executive offices)                     (Zip Code)

       Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class                               Name of each exchange on which
to be so registered                               each class is to be registered

Common Stock, $1.00 par value                       American Stock Exchange

       Securities to be registered pursuant to Section 12(g) of the Act:

                                      NONE
                                (Title of Class)

Item 1.  Description of Registrant's Securities to be Registered.

      The description of the Registrant's Common Stock is contained in the Registrant's Registration Statement on Form S-2 under the heading "Description of Securities", which was filed with the Securities and Exchange Commission on December 20, 1996, and which description is herein incorporated by reference.

Item 2.   Exhibits.

     The following exhibits to this Registration Statement on Form 8-A are incorporated by reference to the documents specified which have been or will be filed with the Securities and Exchange Commission:

      3.1     Articles of Incorporation of the Registrant.(1)

      3.2     Bylaws of the Registrant.(1)

      4.1     Form of Common Stock Certificate of the Registrant.(1)

      99 Registrant's Registration Statement on Form S-2, including the Prospectus contained therein and the Exhibits thereto, filed with the Securities and Exchange Commission on December 20, 1996, as amended.(2)





(1)   Incorporated by reference to the Exhibit of the same number contained in
      Exhibit 99 hereof.

(2) Concurrently filed with the Securities and Exchange Commission, the American Stock Exchange, and the National Association of Securities Dealers, Inc.

                                   SIGNATURE


     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

COMMUNITY CAPITAL CORPORATION

Date: December 20, 1996

                                   By: /s/  JAMES H. STARK
                                            James H. Stark
                                            Its: Chief Financial Officer